SUBSIDIARIES OF THE COMPANY	EXHIBIT 21.1

Name of Subsidiary or Affiliate	Jurisdiction of Incorporation

Trimble Leuven NV	Belgium
Wevada N.V.	Belgium
Gatewing NV	Belgium
Trimble Brasil Solucoes Ltda	Brazil
Gehry Technologies Consultoria E Software Ltda	Brazil
LSI Group Canada Inc.	Canada
Load Systems Holding Inc.	Canada
Load Systems International Inc.	Canada
0807381 B.C. Ltd.	Canada
Applanix Corporation	Canada
Cengea Solutions Inc	Canada
Geo- 3D Inc.	Canada
MPS Development Inc	Canada
PeopleNet Communications Canada Corp	Canada
Trimble Canada Limited	Canada
Trimble Exchangeco Limited	Canada
Trimble Holdings Company	Canada
VS Visual Statements Inc.	Canada
GeoTrac Systems Inc.	Canada
Maddocks Systems Inc.	Canada
Trimble Chile Comercial Limitada	Chile
Trimble Navigation Chile Limitada	Chile
Trimble Loadrite Chile SPA	Chile
Trimble Electronics Products (Shanghai) Co. Ltd	China
TNX Trimble Communication and Navigation Technology (Xi’An) Co., Ltd.	China

Tekla Software (Shanghai) Co. Ltd.	China
Tianpan Information Science & Technology Co. Ltd.	China
Tianpan Century Co. Ltd.	China
Actronic Trading (Shanghai) Co. Ltd.	China
Zhongtie Trimble Digital Engineering and Construction Limited Company	China
GT (Beijing) Co., Ltd	China
Trimble Middle East WLL	Egypt
Trimble Finland Oy	Finland
Tekla Corporation	Finland
Tekla Sarl	France
Mensi S.A	France
Punch Telematix France S.A.S	France
Trimble France S.A.S	France
Trimble Nantes S.A.S	France
Trimble Lyon SARL	France
ALK Technologies SARL	France
Magnav France Holdco SAS	France
Manhattan Software France SARL	France
GT France S.A.S.	France
Sitech Deutschland GmbH	Germany
Trimble Germany GmbH	Germany
Trimble Kaiserslautern GmbH	Germany
Trimble Jean GmbH	Germany
Trimble TerraSat GmbH	Germany
HHK Datebtechnik GmbH	Germany
S+H Systemtechnik GmbH	Germany
3D Laser Systeme GmbH	Germany
Tekla GmbH	Germany

GeoSurvey GmbH	Germany
Trimble Railways GmbH	Germany
Plancal GmbH	Germany
Plancal Service & Entwicklung GmbH	Germany
Sitech Nord GmbH	Germany
GIL GmbH	Germany
Punch Telematix Deutschland GmbH	Germany
Sitech Nord GmbH	Germany
GT Asia Limited	Japan
Trimble Hungary Kft	Hungary
Trimble EM3 Teleservices PVT. Ltd	India
Trimble Navigation India Pvt Limited	India
Trimble Mobility Solutions India Limited	India
Trimble Information Technologies India Pvt. Ltd.	India
Tekla India Pvt. Ltd.	India
Spime India Technologies Pvt. Ltd.	India
CSC World (India) Private Limited	India
Lakefield e Technologies Ltd	Ireland
Lakefield e Technologies Group Ltd	Ireland
Lime Daross Limited	Ireland
Nexala Ltd	Ireland
Spektra S.P.A.	Italy
Spektra Agri Srl	Italy
Trimble Italia SRL	Italy
Trimble Japan KK	Japan
Tekla K.K	Japan
Tekla Korea	Korea
Tekla (M) Sdn. Bhd.	Malaysia

Tekla Software SDN.BHD	Malaysia
Geo de SECO S de RL de CV	Mexico
Gehry Technologies Americas Services S de RL de CV	Mexico
Gehry Technologies Americas S de RL de CV	Mexico
KWW Beheer B.V.	Netherlands
Logic Way B.V.	Netherlands
Punch Telematix Nederland B.V	Netherlands
TNL Technology Holdings CV	Netherlands
Trimble Europe B.V	Netherlands
Trimble Loadrite Europe B.V.	Netherlands
Trimble International BV	Netherlands
Gehry Technologies Netherlands BV Inc.	Netherlands
Trimble Loadrite Holdings Limited	New Zealand
Trimble Navigation New Zealand Ltd	New Zealand
Loadrite North America Ltd	New Zealand
Loadrite Limited	New Zealand
Trimble Loadrite Auckland Limited	New Zealand
Manhattan Asia Pacific NZ Limited	New Zealand
Trimble Norway AS	Norway
Trimble RUS LLC	Russia
Load Systems UK Limited	Scotland
Trimble Navigation Singapore PTE Limited	Singapore
Tekla (SEA) Pte. Ltd.	Singapore
Trimble Navigation Technology South Africa (Pty) Ltd	South Africa
Trimble South Africa Distribution Holdings Pty Ltd.	South Africa
Sitech Southern Africa (Pty) Ltd	South Africa
Geotronics Southern Europe S.L	Spain
Punch Telematix Iberica S.L	Spain

Trimble International Holdings S.L	Spain
Trimble Navigation Iberica S.L	Spain
Tekla Software AB	Sweden
Trimble A.B	Sweden
Trimble Sweden A.B	Sweden
Plancal Holding AG	Switzerland
Trimble Lizenz Switzerland GmbH	Switzerland
Trimble Switzerland GmbH	Switzerland
Trimble Holding GmbH	Switzerland
Trimble Thailand Co Ltd	Thailand
Load Systems International FZE	UAE
GT Middle East Limited	UAE
Gehry Technologies Middle East LLC	UAE
Lake e Technologies Limited (UK)	UK
Tekla (UK) Ltd	UK
Trimble MRM Ltd	UK
Trimble UK Limited	UK
StruCAD 2011	UK
ALK Technology Limited	UK
Cobco 867 Limited	UK
CSC (World) Limited	UK
CSC (Holdings) Ltd.	UK
Computer Services Consultants (UK) Ltd.	UK
Civil & Structural Computing (International) Ltd.	UK
Civil & Structural Computing (Middle East) Ltd.	UK
Manhattan Datacraft Ltd	UK
Manhattan Software Group Ltd	UK
Atrium Software Ltd	UK

MSG Public Service Limited	UK
De Facto 1731 Limited	UK
De Facto 1732 Limited	UK
Amtech Group Limited	UK
TSI Stamford Limited	UK
Trade Service Information Limited	UK
TSI Powerdata Limited	UK
Amtech Trustees Limited	UK
Estimation Limited	UK
Bdata Limited	UK
Quickpen Limited	UK
Wix McLelland Limited	UK
Loadrite Western Inc.	USA - AZ
Trimble IP Limited Corporation	USA-CA
Trimble IP General Corporation	USA-CA
Meridian Project Systems Inc	USA-CA
SECO Manufacturing Company Inc	USA-CA
Trimble Export Limited	USA-CA
Trimble Military and Advanced Systems Inc.	USA-CA
Spime Inc.	USA-CA
Trade Service Company LLC	USA - CA
Office Products Update Services LLC	USA-CA
Trimble Navigation Foundation	USA-DE
PeopleNet Holdings Corporation	USA-DE
PNET Holding Corp.	USA-DE
Tekla Inc	USA-DE
VirtualSolutions LLC	USA- DE
Lake e Technologies Inc.	USA - DE

Trade Service Holdings Inc.	USA - DE
Iron Solutions, Inc.	USA (DE)
Gehry Technologies, Inc.	USA (DE)
Mining Information Systems, Inc.	USA(DE)
Manhattan Centerstone, Inc.	USA(DE)
Advanced Public Safety Inc	USA-FL
ALK Technologies, Inc.	USA-FL
LSI Group US Inc.	USA (GA)
Load Systems International Corp.	USA (GA)
Computer Services Consultants Inc.	USA-IL
TMW Systems Inc.	USA-OH
Loadrite Inc.	USA-NC
PeopleNet Communications Corporation	USA-MN
Beartooth Mapping Inc	USA-MT
Applanix LLC	USA-TX
Ashtech LLC	USA-TX
Dynamic Survey Solutions, Inc.	USA-VT
Geoline Inc	USA-WA
WinEstimator Inc	USA-WA